UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2004

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer (Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated July 12, 2004

Item 12. Results of Operations and Financial Condition

On July 12, 2004, ADTRAN, Inc. announced its financial results for the fiscal quarter ended June 30, 2004 and certain other information. ADTRAN also announced that its Board of Directors declared a quarterly cash dividend. The quarterly cash dividend is $0.08 per common share to be paid to holders of record at the close of business on August 3, 2004. The ex-dividend date is July 30, 2004 and the payment date is August 17, 2004. A copy of ADTRAN’s press release announcing such financial results and other information is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 12, 2004.

ADTRAN, Inc. (Registrant)

By:	/s/ James E. Matthews
James E. Matthews
Senior Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 12, 2004